Exhibit 10.18

Side Letter Agreement regarding Founders’ Agreement

In connection with entering into a certain Founders’ Agreement dated November 30, 2021 (the “Founders’ Agreement”) executed by and among Beijing Shougang LanzaTech New Energy Technology Co., Ltd (“SGLT”), Mitsui & Co., Ltd (“Mitsui”), LanzaTech Hong Kong Limited (“LanzaTech HK”, collectively with SGLT and Mitsui, “Parties”) and other shareholders of SGLT, the Parties wish by this side letter agreement (the “Side Letter Agreement”) to clarify their mutual intent and understanding that: in the event that SGLT makes a decision not to proceed with the Initial Public Offering or the Initial Public Offering has not occurred by Dec 31st 2024, SGLT will make commercially reasonable effort, and will discuss in good faith with shareholders of SGLT, the possibility to restore the Minority Protection.

For the purpose of the Side letter Agreement,

1.

“Initial Public Offering” means approved firmly underwritten initial public offering of SGLT’s securities on stock exchange in China (Shanghai Stock Exchange, Shenzhen Stock Exchange or Beijing Stock Exchange);

2.

“Minority Protection” means board members and board reserved matters set forth in the Article 15 and 16 and appointment rights of Supervisor set forth in Article 24 and information right set forth in Article 53 under Article of Association of SGLT dated June 2021.

IN WITNESS WHEREOF, the Parties have caused this Side Letter Agreement to be executed as of [MM/DD/YY] by their respective officers thereunto duly authorized.

[SIGNATURE PAGE FOLLOWS]

Signature Page to Side Letter Agreement

Beijing Shougang LanzaTech New Energy Technology Co., Ltd

Name:
Title:
Signature:
Date:

Signature Page to Side Letter Agreement

Mitsui & Co., Ltd

Name:	Yasuhiro Uchida
Title:	General Manager of NexGen Energy Div.
Signature:	/s/ Yasuhiro Uchida
Date:

Signature Page to Side Letter Agreement

LanzaTech Hong Kong Limited

Name:	Jennifer Holmgren
Title:	CEO
Signature:	/s/ Jennifer Holmgren
Date/:	November 3, 2021